Exhibit (g)(8)

AMENDMENT NO. 7

To the

MASTER CUSTODIAN CONTRACT

Amendment, as of August 15, 2005, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;

WHEREAS, the Munder U.S. Government Income Fund was merged with and into the Munder Bond Fund (each a separate portfolio of MST) on August 12, 2005; and

WHEREAS, the Munder Tax-Free Bond Fund was merged with and into the Munder Tax-Free Short & Intermediate Bond Fund (each a separate portfolio of MST) on August 12, 2005.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:

1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST

On behalf of its Funds

MUNDER SERIES TRUST II

On behalf of its Fund

By:	/s/ Amy D. Eisenbeis
Name:	Amy D. Eisenbeis
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

MASTER CUSTODIAN AGREEMENT

APPENDIX A

Dated as of August 15, 2005

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Index 500 Fund

Munder Institutional Money Market Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Internet Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder S&P® MidCap Index Equity Fund

Munder S&P® SmallCap Index Equity Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

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